UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

ModuLink Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55649

(Commission File Number)

45-5692180

(IRS Employer Identification No.)

Unit 2, Level 6

Westin Centre

26 Hung To Road

Kwun Tong, Hong Kong

(Address of principal executive offices)(Zip Code)

(888) 493-8028

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 23, 2026, ModuLink Inc., a Nevada corporation (the “Company”), through its wholly owned subsidiary ModuLink InnoTech Limited (“MITL”), completed the acquisition of a 60% equity interest in ASA Robotics Limited (“ASA Robotics”), a Hong Kong-based robotics and artificial intelligence solutions company, pursuant to the Share Purchase Agreement dated January 26, 2026 (the “Share Purchase Agreement”), as previously disclosed in the Company’s Current Report on Form 8-K filed on January 30, 2026.

Pursuant to the Share Purchase Agreement, MITL acquired 60% of the issued and outstanding share capital of ASA Robotics from the selling shareholder, Wah Shing Lam (“Mr. Lam”). In consideration for the acquisition, the Company issued 6,500 shares of its Series A Convertible Preferred Stock to Mr. Lam, representing an aggregate consideration of approximately HKD 5,000,000 (approximately USD 641,026).

Following completion of the transaction, ASA Robotics became a majority-owned subsidiary of the Company. The remaining 40% equity interest in ASA Robotics continues to be held by the existing minority shareholders.

The Company expects to consolidate ASA Robotics in its financial statements following the completion of the acquisition.

In connection with the transaction, the board of ASA Robotics is being reconstituted to reflect the post-closing ownership structure, and the parties intend to enter into an amended shareholders’ agreement to reflect the revised governance arrangements.

The Company’s business operations remain unchanged as a result of the acquisition.

Item 7.01 Regulation FD Disclosure.

On April 23, 2026, the Company issued a press release entitled “ModuLink Inc. Announces Completion of Acquisition of 60% Equity Interest in ASA Robotics Limited”.  Such press release is furnished pursuant to Item 7.01 as Exhibit 99.1 hereto.

The information in the referenced in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release, dated April 23, 2026.
104	Cover Page Interactive File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ENDEAVORS CORPORATION

Date: April 23, 2026	By:	/s/ FU, Wah
	Name:	FU, Wah
	Title:	Chief Executive Officer
(principal executive officer)

3